Exhibit 107

Calculation of Filing Fee Tables

Form S-4

Cyclacel Pharmaceuticals, Inc.

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price		Fee Rate(3)	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid(1)	Equity	Class A common stock, par value $0.00001 per share	Other	1,118,282		$(2)	$2,578,304	(2)	0.00015310	$394.74
Fees Previously Paid	—	—	—	—	—		—		—	—
Carry Forward Securities
Carry Forward Securities	—	—	—	—	—		—		—	—
		Total Offering Amounts:					$2,578,304			$394.74
		Total Fees Previously Paid:								$0.00
		Total Fee Offsets:								$0.00
		Net Fee Due:								$394.74

Offering Note

1 Represents the maximum number of shares of Common Stock, par value $0.001 per share (“Cyclacel Common Stock”), of Cyclacel Pharmaceuticals, Inc. (the “Registrant”), issuable to securityholders of Fitters Sdn. Bhd. (“Fitters”) pursuant to the Exchange and related transactions contemplated by the Exchange Agreement, dated as of May 6, 2025, as amended on July 7, 2025, by and among the Registrant, FITTERS Diversified Berhad and Fitters.

2 Estimated solely for the purpose of calculating the registration fee under Rule 457(f)(2) under the Securities Act of 1933, as amended (the “Securities Act”). As Fitters is a private company, there is no market for its securities, therefore, the proposed maximum aggregate offering price per share was calculated based on the book value as of July 10, 2025 of the Fitters Ordinary Shares that will be exchanged in the Transaction, which amount equals $2,578,304.

3 The registration fee is determined in accordance with Section 6(b) of the Securities Act and calculated by multiplying the estimated aggregate offering price of securities to be registered by 0.00015310.